BY-LAWS

These By-laws are made and adopted pursuant to the Declaration of Trust establishing EQUI-SELECT SERIES TRUST (the "Trust"), as from time to time amended, restated or modified (the "Declaration"). All words and terms capitalized in these By-laws shall have the meaning or meanings set forth for such words or terms in the Declaration. If any term or provision of these By-laws shall be in conflict with any term or provision of the Declaration, the terms and provisions of the Declaration shall be controlling.

                                  ARTICLE I
                   SHAREHOLDERS' MEETINGS AND RECORD DATES

SECTION 1.1 GENERAL. All meetings of the Shareholders shall be held, pursuant to written notice, within or without The Commonwealth of Massachusetts and on such day and at such time as the Trustees shall designate. Notice shall be given by mail not less than ten (10) nor more than sixty (60) days prior to the day named for the meeting, and shall be deemed to have been properly given to a Shareholder when deposited in the United States mail with first class postage prepaid or in a telegraph office with charges prepaid, directed to the Shareholder's address as given to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by the Declaration.

SECTION 1.2 NOTICE OF ADJOURNMENTS. Upon adjournment of any meeting of Shareholders, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at the meeting originally called. If after the adjournment, the Trustees fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled by law to receive such notice.

SECTION 1.3 CHAIRMAN. The Chairman shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

SECTION 1.4 PROXIES; VOTING. Shareholders may vote at any meeting, or by consent in writing without a meeting pursuant to the Declaration, either in person or by proxy. Every proxy shall be executed in writing by the Shareholder, or by his duly authorized attorney-in-fact, with each full share represented at the meeting being entitled to one vote and fractional shares to fractional votes. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary, or such other officer or agent of the Trust as the Secretary may direct. No proxy shall be valid after eleven
(11) months from the date of its execution, unless a longer time is expressly stated in such proxy, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary or to such other officer or agent of the Trust as the Secretary may direct.

SECTION 1.5 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATES. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in the Declaration. If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the record date shall be the close of business of the day next preceding the date of mailing of notice of the meeting, or in the case of a dividend or other distribution, the close of business on the day upon which the dividend or distribution resolution is adopted, or on such later day as the Trustees may determine.

SECTION 1.6 INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election, who may but need not be Shareholders, to act at such meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any such meeting may, and upon the request of any Shareholder or his proxy shall, make such appointments at the meeting. The number of Inspectors shall be either one
(1) or three (3). If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders or proxies shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy must be filled by appointment made by the Trustees in advance of the convening of the meeting, or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with impartiality and fairness to all Shareholders. If there are three Inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a written report of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

                                  ARTICLE II
                                   TRUSTEES

SECTION 2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held at such time and place as the Trustees may by resolution from time to time determine without call or notice. If any day fixed for a regular meeting shall be a legal holiday in The Commonwealth of Massachusetts or the place designated for regular meetings, then the meeting shall be held at the same hour and place on the next succeeding business day.

SECTION 2.2 SPECIAL MEETINGS. Special Meetings of the Trustees shall be held upon the call of the Chairman, the President, or the Secretary, or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

SECTION 2.3 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting, specifying the place, day and hour of the meeting, shall be given to a Trustee either personally or by sending a copy thereof through the mail, with first class postage prepaid, or by telegram, charges prepaid, to his address appearing on the books of the Trust or supplied by him to the Trust for the purpose of notice, at least forty-eight (48) hours prior to the time named for such meeting. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, postage prepaid, or with a telegraph office, charges prepaid, for transmission to such person. Notice by telephone shall constitute personal delivery for these purposes. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous consent.

SECTION 2.4 WAIVER OF NOTICE. Whenever any notice is required by the Declaration or these By-laws to be given to a Trustee, a waiver thereof in writing, whether signed by him before or after the meeting, shall be deemed equivalent to the giving of due notice. Attendance of any Trustee at any meeting shall constitute a waiver of notice of such meeting except where such Trustee attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 2.5 ADJOURNMENT. Adjournment or adjournments of any meeting may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

SECTION 2.6 EXECUTIVE COMMITTEE. Subject to the provisions of Section 3.4 hereof, the Trustees may, by resolution adopted by a majority thereof, designate one or more of their number to constitute an Executive Committee, and may designate one or more of their number as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Committee. The President shall be notified in advance of all Executive Committee meetings, and whenever feasible or convenient for him, the President shall attend meetings of the Executive Committee and serve ex officio, as a non-voting advisory member. Any such Committee, to the extent provided in such resolution and the Declaration, shall have and exercise the authority of the Trustees in the management of the business and affairs of the Trust and the management and disposition of Trust Property. Vacancies in the membership of the Committee shall be filled by the Trustees. In the absence or disqualification of any member of such Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Trustees.

SECTION 2.7 CHAIRMAN; RECORDS. The Chairman shall act as chairman at all meetings of the Trustees; in his absence the Trustees present may elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consents of the Trustees without a meeting, shall be recorded by the Secretary.

SECTION 2.8 MEETING OF SHAREHOLDERS. Meetings of Shareholders shall be held at such times and in such places as the Trustees shall, by resolution, direct.

                                 ARTICLE III
                        OFFICERS, AGENTS AND EMPLOYEES

SECTION 3.1 OFFICERS OF THE TRUST. The officers of the Trust shall be a Chairman chosen from among the Trustees and a President, a Secretary and a Treasurer or persons who shall act as such regardless of the name or title by which they may be designated, elected or appointed. One or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers or agents as the Trustees shall deem necessary or appropriate to carry out the business of the Trust also may be elected or appointed. Any two or more offices may be held by the same person, except those of President and Secretary and provided that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. In addition to the powers and duties prescribed by the Declaration and these By-laws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Trustees. The officers and assistant officers of the Trust shall hold office until their successors are chosen and have qualified, unless their term of office is sooner terminated, by death, resignation or removal. The Trustees may amend the title of any officer or assistant officer or create a new office, by utilizing a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy may be filled by the Trustees at any time.

SECTION 3.2 REMOVAL OF OFFICERS, AGENTS OR EMPLOYEES. Any officer, assistant officer, agent or employee may be removed or have his authority revoked at any time, with or without cause, by a majority of the Trustees, whenever in their judgment the best interests of the Trust will be served thereby, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee likewise may be removed by the President or, subject to the supervision of the President, by the person having authority with respect to the appointment of such agent or employee. Any officer may resign at any time by written notice signed by such officer and delivered or mailed to the Chairman, President, or Secretary, and such resignation shall take effect upon receipt by the Chairman, President, or Secretary, or at a later date according to the terms of such notice.

SECTION 3.3 BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

SECTION 3.4 CHAIRMAN OF THE BOARD OF TRUSTEES; POWERS AND DUTIES. The Chairman shall, if present, preside at all meetings of the Shareholders and of the Trustees. He shall perform such other powers and duties as may from time to time be assigned to him by the Trustees.

SECTION 3.5 THE PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Trustees, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a Massachusetts business corporation. In the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine and shall be an ex officio member of the Executive Committee and of all standing committees (if any) appointed by the Trustees.

SECTION 3.6 VICE-PRESIDENT: POWERS AND DUTIES. The Vice-President, if any, shall, in the absence or disability of the President, perform all the duties of the President, and when so acting shall have all the powers and be subject to all of the restrictions upon the President. If there be more than one Vice-President, their seniority in performing such duties and exercising such powers shall be in order of their rank as fixed by the Trustees, or, if more than one and not ranked, then by determination of the Trustees, or, in the absence of such determination, by the order in which they were first elected. Subject to the direction of the Trustees, and the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or the President and as by general usage appertain to the office.

SECTION 3.7 SECRETARY: POWERS AND DUTIES. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the executive or other committees, if any. He shall give, or cause to be given, as required by the Declaration or these By-laws, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees, or the President. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees or the President shall from time to time determine.

SECTION 3.8 TREASURER; POWERS AND DUTIES. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees, or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal financial and accounting officer of the Trust. He shall have such other duties and authorities as the Trustees or the President shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Investment Adviser, the Custodian, or the Transfer Agent to maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust.

SECTION 3.9 DELEGATION OF OFFICERS' DUTIES. The Trustees may appoint such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist, shall assist that officer in the duties of his office and shall have such other duties and authority as may be conferred upon them by the Trustees or delegated to them by the President. In case of the absence or disability of any officer or assistant officer of the Trust or for any other reason that the Trustees may deem sufficient, the Trustees may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

                                  ARTICLE IV
                                    SHARES

SECTION 4.1 EVIDENCE OF SHARE OWNERSHIP. Certificates representing the Trust's shares shall not be physically issued. Shares in the Trust shall be recorded on a register maintained for the Trust by the Transfer Agent appointed by the Trustees. The holders of shares so maintained shall have the same rights of ownership with respect to such shares as if certificates had been issued. The Trustees shall, from time to time, by appropriate resolution, establish such rules for authentication of Shareholders for purposes of purchase and redemption as they shall deem necessary.

                                  ARTICLE V
                                MISCELLANEOUS

SECTION 5.1 DEPOSITORIES. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate in accordance with the provisions of the Declaration, and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Adviser), as the Trustees may from time to time authorize.

SECTION 5.2 SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in the Declaration or these By-laws or as the Trustees may from time to time by resolution provide.

                                  ARTICLE VI
                             AMENDMENT OF BY-LAWS

SECTION 6.1 AMENDMENT AND REPEAL OF BY-LAWS. In accordance with the Declaration, the Trustees have the power to alter, amend or repeal the by-laws or adopt new by-laws at any time. Action by the Trustees with respect to the By-laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

                                  * * * * *

The Declaration of Trust establishing Equi-Select Series Trust, dated May 11, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "Equi-Select Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Equi-Select Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Equi-Select Series Trust but the Trust Property only shall be liable.